Exhibit 8.1


                        SIDLEY AUSTIN BROWN & WOOD LLP

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                         February 21, 2003


Core Bond Products LLC
Bank of America Corporate Center
Charlotte, North Carolina 28255

           Re:  Core Bond Products LLC
                Registration Statement on Form S-3
                ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel for Core Bond Products LLC, a Delaware limited liability company (the "Company"), in connection with the preparation of a registration statement on Form S-3 (together with the exhibits and any and all amendments thereto, the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration for sale of Pass-Through Certificates (the "Certificates") by the Company. As described in the Registration Statement, each series of Certificates will be of a single class issued by a separate and distinct New York common law trust (together, the "Trusts") to be formed by the Company pursuant to a separate and distinct Trust Agreement (together, the "Trust Agreements") among the Company, as depositor, the trustee and securities intermediary to be named therein, and the administrative agent to be named therein, on the issue date of the related series of Certificates.

     In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the prospectus contained in the Registration Statement (the "Prospectus") and the forms of the Certificates and Trust Agreement. In addition, we have examined and considered executed originals, or counterparts, or certified or other copies identified to our satisfaction as being true copies, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such inquiries of such officers and representatives as we have deemed necessary for purposes of the opinion hereinafter set forth.

     In addition, we have made such investigations of such matters of law as we deemed appropriate as a basis for the opinions expressed below. Further, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals. Furthermore, our opinions are based on the assumption that all parties to the Documents will comply with the terms thereof, including all tax reporting requirements contained therein.

     Based on the foregoing and consideration of such other matters as we have deemed appropriate, we are of the opinion that:

1. Each Trust will not be classified as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

2. The statements in the Registration Statement under the heading "Material U.S. Federal Income Tax Consequences," to the extent that they constitute matters of U.S. federal law or legal conclusions with respect thereto, have been reviewed by us and are correct in all material respects with respect to those consequences or aspects that are discussed.

     The opinions in this opinion letter are based on the existing provisions of the Code and the U.S. Treasury regulations issued or proposed thereunder, published Revenue Rulings and releases of the Internal Revenue Service, and existing case law, any of which could be changed at any time. Any such changes may be retroactive in application and could modify the legal conclusions on which our opinions are based.

     In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the U.S. federal income tax laws of the United States of America.

     We hereby consent to the use of our name in the Registration Statement under the heading "Material U.S. Federal Income Tax Consequences" and to the filing of this opinion as an exhibit to the Registration Statement, without admitting that we are "experts" within the meaning of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                  Very truly yours,



                                  /s/ Sidley Austin Brown & Wood LLP
                                  ------------------------------------
                                      Sidley Austin Brown & Wood LLP